                     SIXTH AMENDMENT TO
                    EMPLOYMENT AGREEMENT
                    ____________________


          The Employment Agreement between Infinity Broad-

casting Corporation, a Delaware corporation, and Mel

Karmazin, made as of September 10, 1990 and amended as of

September 30, 1991, February 4, 1992, June 30, 1993, August

16, 1993 and November 19, 1993 (the "Employment Agreement"),

is hereby further amended as follows effective, unless

otherwise indicated, as of the date on which the material

terms (as defined in Section 162(m) of the Internal Revenue

Code of 1986, as amended, and regulations promulgated there-

under ("Section 162(m)")) of the incentive compensation

provisions herein set forth are approved by the Company's

stockholders in accordance with Section 162(m):

          1. Section 7.3 of the Employment Agreement is amended to read as set forth below:

               "7.3  Failure to Make Award.  If the Employ-
                     _____________________
     er's stock option plan and deferred share plan are, at the time an award of equity-based incentive compensa-tion is payable under Exhibit B, administered by a committee of "disinterested" directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) with respect to awards to the Executive, the Employer shall recommend that such com-mittee grant such award to the Executive. If the com-mittee fails to grant the award on or before the thir-tieth day following the filing by the Employer of its Form 10-K with the Securities and Exchange Commission for the applicable year, the Employer shall pay to the Executive in cash an amount equal to the sum of (a) 25%
                                                      _
     of the fair market value of the number of shares of Class B common stock as to which Exhibit B requires the award of options and (b) 125% of the fair market value
                           _
     of the number of shares of Class B common stock as to




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     which Exhibit B requires the award of deferred shares
     for the applicable fiscal year of the Employer.

               "For purposes of this agreement, the fair market value of a share of the Company's Class A or Class B common stock shall be the closing price (as reported on the NASDAQ National Market System) of a share of the Company's Class A Common Stock on the date as of which the relevant determination is made or, if no price is so reported, the value of a share of the Company's Class A common stock on such date as deter-mined in good faith by the Compensation Committee of the Board."

          2.  The Employment Agreement is amended, effective
March 30, 1994, by the addition thereto of a new Section
7.4, reading in its entirety as follows:

               "7.4  Stockholder Approval.  If stockholder
                     ____________________
     approval required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (`Section 162(m)') to qualify any portion of the compensation provided for by Section
     7.3 or Exhibit A or Exhibit B hereto for a fiscal year of the Employer beginning on or after January 1, 1994 as `performance-related' within the meaning of Section 162(m) is not obtained, the Executive shall have no right hereunder to receive such portion of such compen-sation. In such event the parties shall use their best efforts to formulate, and shall seek stockholder ap-proval of, appropriate incentive compensation arrange-ments that are `performance-related' within the meaning of Section 162(m)."

          3. Section 13.1.3 of the Employment Agreement is amended so that the term "EBITAD" appearing therein reads
"EBITDA."

          4. Exhibits A and B to the Employment Agreement are amended to read in their entirety as set forth in Sched-ule I hereto.












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          IN WITNESS WHEREOF, the parties hereto have caused

this Sixth Amendment to be duly executed as of the 30th day

of March, 1994.


                         INFINITY BROADCASTING CORPORATION


                         By /s/ Farid Suleman
                           _________________________________
                            Title:  Vice President - Finance
                             and Chief Financial Officer


                            /s/ Mel Karmazin
                           _________________________________
                                   MEL KARMAZIN




































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                                                  SCHEDULE I
                                                    to Sixth
                                                   Amendment
                                                  __________

                         EXHIBIT A
                         _________

                Cash Incentive Compensation
                ___________________________

          For each fiscal year of the Employer, commencing with the fiscal year ending December 31, 1994, for which the Employer meets its EBITDA Target as established by the Compensation Committee of the Board (the "Compensation Committee"), the Executive shall be entitled to receive cash incentive compensation (a "Bonus") of $500,000.

          If the Termination Date is other than the last day of a fiscal year, the Executive will be entitled to a pro-rated Bonus for the portion of the year preceding the Ter-mination Date if the EBITDA Target is met through the end of the month ending on or next preceding the Termination Date.

          EBITDA means earnings before interest, taxes, depreciation and amortization as reported in the Employer's Form 10-K for the fiscal year, or, if for a portion of the year, as approved by the Board based on the Employer's books and records.

          The Bonus for any year shall be paid not later than the thirtieth day following the filing by the Employer of its Form 10-K with the Securities and Exchange Commission ("SEC") for such year, or if the Bonus is for a part of the year, not later than the sixtieth day following the end of the last month taken into account in determining whether the EBITDA Target is met.




















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                         EXHIBIT B
                         _________

             Stock Options and Deferred Shares
             _________________________________


Stock Options
_____________

          For each year that the EBITDA target is met, com-mencing with the fiscal year ending December 31, 1994, the Executive shall be granted, no later than the thirtieth day following the filing by the Employer of its Form 10-K with the SEC for such year, an option to acquire 112,500 shares of the Class B common stock of the Employer. Notwithstand-ing the foregoing sentence, such option may permit the ac-quisition of shares of Class A Common Stock of the Employer to the extent options for the purchase of Class B shares are not available for issuance under the Employer's Stock Option Plan (or a successor plan thereto) at the time the option is awarded. The per share exercise price of the option shall be 85% of the fair market value of a share of Common Stock (determined in accordance with Section 7.3 of this Agree-ment) as of the last day of the period for which the award is made. The option shall be immediately exercisable and shall expire ten years after the date of grant.

          If the Termination Date is other than the last day of a fiscal year, the Executive shall be granted an option to acquire a prorated number of shares for such year if the EBITDA target for the portion of the year through the end of the month ending on or immediately prior to the Termination Date is met.

Deferred Shares
_______________

          If the EBITDA Target for a fiscal year is exceed-ed, the Executive shall receive a number of Class B Deferred Shares, as defined in and pursuant to the Deferred Share Plan of the Employer, determined by (a) multiplying each Increment, as defined below, by the applicable Applied Per-centage, and (b) dividing the sum of the resulting products by an amount equal to 85% of the fair market value of a share of common stock (assuming that the value of each Class A and Class B share is the same) determined by the Board as of the last day of the period for which the award is made.









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    Amount by Which Actual                  Maximum     Maximum
       EBITDA Exceeds the      Applied      Increment   Aggregate
  EBITDA Target ("Increment")  Percentage   Cash Value  Cash Value
  ___________________________  __________   __________  __________

                0 - $1,000,000     3%        $30,000    $ 30,000
       $1,000,001 -  2,000,000     4%         40,000      70,000
        2,000,001 -  3,000,000     5%         50,000     120,000
        3,000,001 -  4,000,000     5%         50,000     170,000
        4,000,001 -  5,000,000     5%         50,000     220,000
        5,000,001 -  or more       5%

            Deferred Shares for a fiscal year of the
  Employer shall be awarded no later than the thirtieth day following the filing by the Employer of its Form 10-K with the SEC for such year. All Deferred Shares awarded to the Executive pursuant hereto shall be fully vested at the date of grant, and shares of Class B Common Stock shall be deliverable to Executive as provided in the Deferred Share Plan, provided that Class A Deferred Shares may be awarded
        ________
  and delivered to the Executive in accordance with the Deferred Share Plan (or a successor plan thereto) to the extent Class B Deferred Shares are not available for award under such plan at the time the Deferred Share award is made.




























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